UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2014

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

We held our annual meeting of stockholders at 7:00 a.m. local time on June 11, 2014 at 8300 E. Crescent Pkwy., Englewood, Colorado 80111 to vote on the following matters:

1.	Election of Class III Directors

Stockholders elected the following Class III directors to the Company’s Board of Directors to serve until the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

	Nominee	For	Withheld	Broker Non-Votes
Class III	Michael Lopach	25,558,442	489,892	18,105,223
Class III	Jon Wickwire	25,548,208	500,126	18,105,223

2.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of EKS&H LLLP as the independent auditors of the Company for the fiscal year ended December 31, 2014, in accordance with the voting results listed below:

For	Against	Abstain
43,723,278	131,459	298,820

3.	Reverse Stock Split

Stockholders approved the Amendment to the Company’s Restated Certificate of Incorporation (in the event it is deemed by the Board of Directors to be advisable) to effect a reverse stock split of the Company’s common stock at a ratio within the range of 1:2 to 1:25, as determined by the Board of Directors, according to the voting results listed below:

For	Against	Abstain
42,165,810	1,690,619	297,128

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2014	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: CFO